Exhibit 23.1

FULLER TUBB, PLLC

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

201 ROBERT S. KERR AVENUE, SUITE 1000

OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)	TELEPHONE 405-235-2575
JERRY TUBB	FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES

——

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
DAN M. PETERS

February 14, 2008

North American Royalty Corp.

Re: North American Royalty Corp.

Dear:

The undersigned is named in the Form S-1 Registration Statement of North American Royalty Corp. (the “Company”), a Maryland corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with the registration of shares of common stock of the Company to be offered for sale by the Company. The capacity in which the undersigned is named in such S-1 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

The undersigned hereby consents to being named in such S-1 Registration Statement in the capacity therein described.

Sincerely,

/s/ Thomas J. Kenan

Thomas J. Kenan